UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

The McClatchy Company

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA	95816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 321-1846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2006, The McClatchy Company (“McClatchy”), together with Gannett Co., Inc. (“Gannett”) and Tribune Company (“Tribune”), entered into an arrangement with respect to their respective ownership interests in Careerbuilder.com, ShopLocal.com and Topix.net. Under the arrangement, Gannett and Tribune will increase each of their equity stakes in CareerBuilder and ShopLocal to 42.5% and in Topix.net to 31.9%. McClatchy will receive approximately $310 million for reducing its ownership interests and will retain 15% ownership of CareerBuilder and ShopLocal and 11.25% of Topix.net.

This arrangement was announced in a press release issued by McClatchy, Gannett and Tribune on August 1, 2006, which also discusses McClatchy’s new commercial arrangement with respect to CareerBuilder.

The press release is filed as Exhibit 99.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 28, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Wilkes-Barre Purchase Agreement”), dated June 26, 2006, by and between McClatchy and Wilkes-Barre Publishing Company, Inc., a Delaware corporation (“Wilkes-Barre Publishing”), McClatchy completed the previously announced divestiture of the (Wilkes-Barre) Times Leader and certain associated publications (the “Wilkes-Barre Publications”). Wilkes-Barre Publishing paid approximately $64.5 million in cash and assumed certain liabilities related to the Wilkes-Barre Publications, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Wilkes-Barre Publications.

On August 1, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Akron Purchase Agreement”), dated June 7, 2006, by and between McClatchy and Sound Publishing Holdings, Inc., a Washington corporation (“Sound Holdings”), McClatchy completed the previously announced divestiture of the (Akron) Beacon Journal and certain related publications (the “Akron Publications”). Prior to the closing, Sound Holdings assigned all of its rights and obligations under the Akron Purchase Agreement to one of its subsidiaries, Sound Publishing, Inc., a Washington corporation (“Sound Publishing”). Sound Publishing paid $165 million in cash and assumed certain liabilities related to the Akron Publications, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Akron Publications.

On August 2, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “MediaNews Purchase Agreement”), dated April 26, 2006, by and between McClatchy and MediaNews Group, Inc., a Delaware corporation (“MediaNews”), McClatchy completed the previously announced divestitures of the San Jose Mercury News and the Contra Costa Times together with certain related publications (the “Bay Area Publications”) Prior to the closing, MediaNews assigned its rights and obligations under the MediaNews Purchase Agreement to an affiliated partnership (the “Partnership”). The Partnership paid $736.8 million in cash and assumed certain liabilities related to the Bay Area Publications, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Bay Area Publications.

On August 2, 2006, McClatchy also completed the previously announced divestitures of the St. Paul Pioneer Press, the Monterey (CA) Herald and related publications (the “Other Publications”) pursuant to the terms of a Stock and Asset Purchase Agreement (the “Hearst Purchase Agreement”), dated April 26, 2006, by and between McClatchy and The Hearst Corporation, a Delaware corporation (“Hearst”). Prior to the closing, Hearst assigned all of its rights and obligations under the Hearst Purchase Agreement to two subsidiaries (the “Hearst Subsidiaries”). The Hearst Subsidiaries paid $263.2 million in cash and assumed certain liabilities related to the Other Publications, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Other Publications.

The foregoing descriptions of the transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the Wilkes-Barre Purchase Agreement attached as Exhibit 2.1 to the Company’s Form 8-K filed on June 28, 2006, the Akron Purchase Agreement attached as Exhibit 2.1 to the Company’s Form 8-K filed on June 12, 2006 and the MediaNews Purchase Agreement and the Hearst Purchase Agreement, attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Form 8-K filed on May 1, 2006, all of which are incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8–K were previously reported in the Company’s Registration Statement on Form S-4 (Registration No. 333-133321) and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8–K were previously reported in the Company’s Registration Statement on Form S-4 (Registration No. 333-133321) and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 1, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: August 3, 2006	By:	/s/ Patrick J. Talamantes
	Name: Title:	Patrick J. Talamantes Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 1, 2006

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